UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2025

COMMSCOPE HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36146	27-4332098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3642 E. US Highway 70

Claremont, North Carolina 28610

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 459-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	COMM	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 3, 2025, CommScope Holding Company, Inc., a Delaware corporation (the “Company”) and Amphenol Corporation, a Delaware corporation (“Amphenol”), entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which Amphenol has agreed to purchase, and the Company has agreed to sell, the Company’s Connectivity and Cable Solutions (CCS) reporting segment (the “Business”) in exchange for approximately $10.5 billion in cash, on a cash-free, debt-free basis (subject to certain other customary adjustments) (the “Transaction”).

The closing of the Transaction (the “Closing”) will take place on the second business day following the satisfaction or waiver of the closing conditions (described under “Conditions to the Transaction” below), which is expected to occur in the first half of 2026.

Conditions to the Transaction

The consummation of the Transaction is subject to various closing conditions, including, among other things:

•	with respect to each party’s obligation to close:

•	the absence of any injunction or other law that prohibits consummation of the Transaction;

•	the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain other necessary government consents;

•	receipt of stockholder approval of the Transaction by the Company’s stockholders;

•	with respect to the Company’s obligation to close:

•	the accuracy of the representations and warranties of Amphenol, subject to specified materiality standards;

•	compliance, in all material respects, with the covenants to be performed by Amphenol contained in the Purchase Agreement;

•	with respect to Amphenol’s obligation to close:

•	the accuracy of the representations and warranties of the Company, subject to certain specified materiality standards;

•	compliance, in all material respects, with the covenants to be performed by the Company contained in the Purchase Agreement;

•	the completion of the restructuring of the Company to effect the separation of the Business from the Company’s other businesses in all material respects;

•

the absence of any development, change, state of facts, condition, circumstance, occurrence, event or effect that, individually or in the aggregate, have had a “material adverse effect” with respect to the Business;

•

the repayment and discharge of the Company’s indebtedness under its existing credit facility and existing indentures on or shortly following the Closing (or the entry into other arrangements permitting the Transaction and agreed to with the lenders or noteholders); and

•	the delivery of specified carve-out financial statements.

Employee Matters

Amphenol has agreed to provide to employees of the Business continued employment (or an offer of employment) that will include (i) base salary or wages not less than that in effect prior to the Closing through the calendar year in which Closing occurs, (ii) annual cash target bonus opportunities at least equal in the aggregate to that in effect immediately prior to Closing through the calendar year in which Closing occurs, (iii) severance benefits consistent with the Company’s or its applicable subsidiaries’ existing severance benefits for 12 months following Closing and (iv) other employee benefits that are substantially comparable in the aggregate to the other such employee benefits provided to similarly situated employees of the applicable Amphenol entity for the calendar year in which Closing occurs (other than defined pension benefits and any equity compensation incentives).

Termination Rights

The Purchase Agreement may be terminated at any time prior to consummation of the Transaction for customary reasons, including if the Closing has not occurred within 12 months (though this 12-month “Outside Date” will be extended for an additional six months if the Closing cannot occur solely as a result of the lack of certain regulatory approvals) or if the Company’s stockholders fail to approve the Transaction. The Purchase Agreement provides that in connection with the termination of the Purchase Agreement under specified circumstances, including termination by the Company to accept and enter into an agreement with respect to a Seller Superior Proposal (as defined in the Purchase Agreement), the Company will pay Amphenol a termination fee of $367,500,000.

In the event that either Amphenol or the Company terminates the Purchase Agreement due to the failure to obtain antitrust clearance by the Outside Date or a regulatory authority permanently restraining or enjoining the Transaction, Amphenol will be required to pay the Company a termination fee of $367,500,000.

Other Terms of the Transaction

The Purchase Agreement contains customary representations, warranties and covenants for similar transactions that are subject, in some cases, to specified exceptions and qualifications contained in the Purchase Agreement. Certain fundamental representations and warranties will survive for 36 months following Closing. All other representations and warranties expire at the Closing and, after the Closing, the sole remedy of Amphenol for a breach by the Company of such representations and warranties (other than fraud) will be the proceeds of any representation and warranty insurance which may be secured and paid for by Amphenol. The covenants include, among others, the following: (i) the Company is obligated to use commercially reasonable efforts to operate the Business in the ordinary course of business consistent with past practice in all material respects between the execution of the Purchase Agreement and Closing, (ii) the Company agrees to use commercially reasonable efforts to preserve intact the Business and maintain existing relations and goodwill with parties including customers, suppliers and employees between the execution of the Purchase Agreement and Closing, (iii) the Company agrees not to engage in certain activities with respect to the Business between the execution of the Purchase Agreement and Closing, except with the written consent of Amphenol (not to be unreasonably withheld, conditioned or delayed), (iv) the Company agrees, under the terms specified in the Purchase Agreement, not to compete with the Business, or hold any ownership interest in any person who engages in a business that competes with the Business (subject to certain exceptions, including with respect to the Company’s retained businesses), for a period of three years after the Closing, and (v) the Company agrees not to solicit for hire or hire certain Business employees for a three-year period following the Closing (subject to customary exceptions). Amphenol has agreed to take certain actions with regard to the non-solicitation of Company employees.

The Company has agreed to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding these restrictions, the Company may, under certain circumstances, provide information to and participate in discussions or negotiations with third parties with respect to a bona fide written alternative acquisition proposal that the board of directors of the Company has determined in good faith (after consultation with its outside legal counsel) constitutes or would reasonably be expected to result in a Seller Superior Proposal, if failing to do so would be inconsistent with the board’s fiduciary duties under applicable law.

Each of the parties is required to use their respective reasonable best efforts to consummate the Transaction, including effecting certain regulatory filings described in the Purchase Agreement and obtaining all necessary consents and authorizations to consummate the Transaction. Amphenol will control, lead and direct all actions, decisions and strategy for, and make all final determinations with respect to obtaining regulatory clearances pursuant to antitrust laws and foreign direct investment law. In connection therewith, Amphenol will not be required to undertake or enter into agreements with any governmental or regulatory authority or commit to dispose of any assets or businesses.

The Company has agreed to indemnify Amphenol for losses arising from breaches of the Company’s covenants contained in the Purchase Agreement, breaches of certain “fundamental representations,” certain liabilities excluded from the Transaction and pre-closing taxes in respect of the Business. Amphenol has agreed to indemnify the Company for losses arising from breaches of Amphenol’s covenants contained in the Purchase Agreement, certain guarantees and liabilities transferred to Amphenol in connection with the Transaction. Amphenol has also agreed to pay when due any post-closing taxes of the Business for which the Company could have liability.

The Purchase Agreement also provides that the Company will call a special stockholder meeting and take customary steps, including mailing a proxy statement to the Company’s stockholders, in order to obtain stockholder approval of the Transaction, which the Company has determined is required under Section 271 of the Delaware General Corporation Law. The Company expects that the consummation of the Transaction will constitute a change of control under the terms of its preferred stock, its existing credit facilities and certain of its existing indentures, and expects to redeem its outstanding shares of preferred stock and repay and discharge all indebtedness under its existing credit facilities and indentures at par or to enter into alternative arrangements under which a portion of the indebtedness under one or more of those agreements remains outstanding after the Transaction.

Simultaneous with the closing of the Transaction, the parties will enter into certain ancillary agreements including an Intellectual Property Matters Agreement and a Transition Services Agreement covering certain customary services for a limited period of time following the Closing. The Intellectual Property Matters Agreement is described in more detail below.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Amphenol or the Business. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s or Amphenol’s public disclosures.

Intellectual Property Matters Agreement

In connection with the Transaction, Amphenol will acquire ownership of certain intellectual property rights primarily used or held for primary use in the Business, including the name “CommScope”. In addition, the parties have agreed to enter into an Intellectual Property Matters Agreement at Closing. Pursuant to the terms of the Intellectual Property Matters Agreement, the Company will assign to Amphenol those certain intellectual property rights primarily used or held for primary use in the Business. The Company will also license to Amphenol certain intellectual property rights used in the Business on a non-exclusive basis. Amphenol will license back to the Company and its subsidiaries on a non-exclusive basis certain assigned intellectual property for use in the field of the Company’s business for use by the Company other than in the field of the Business, as well as provide transitional trademark licenses (covering marks using “CommScope”).

Voting Agreements

In connection with the execution of the Purchase Agreement, on August 3, 2025, certain Company directors, certain officers and Carlyle Partners VII S1 Holdings, L.P. (collectively, the “Company Supporting Stockholders”) entered into voting and support agreements (the “Voting Agreements”), pursuant to which the Company Supporting Stockholders have agreed to, among other things, appear in person or by proxy at the stockholder meeting, vote in favor of the adoption of the Purchase Agreement and vote against competing proposals. The Voting Agreements will terminate upon the earliest to occur of (i) the Closing, (ii) receipt of stockholder approval of the Transaction by the Company’s stockholders, (iii) entry into or effectiveness of an amendment to the Purchase Agreement that adversely affects the Company or (iv) the termination of the Purchase Agreement in accordance with its terms.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Purchase Agreement, dated August 3, 2025, by and between CommScope Holding Company, Inc. and Amphenol Corporation.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	This filing excludes schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the SEC.

Forward Looking Statements

This filing includes certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to future events and financial performance. These forward-looking statements include all statements that are not historical facts, and are generally identified by their use of such terms and phrases as “intend,” “goal,” “estimate,” “expect,” “project,” “projections,” “plans,” “potential,” “anticipate,” “should,” “could,” “designed to,” “foreseeable future,” “believe,” “think,” “scheduled,” “outlook,” “target,” “guidance” and similar expressions, although not all forward-looking statements contain such terms. This list of indicative terms and phrases is not intended to be all-inclusive.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the inability to complete the proposed transaction due to the failure to obtain stockholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed transaction on the Company’s relationships, operating results and business generally; the risk that the proposed transaction will not be consummated in a timely manner; exceeding the expected costs of the transaction; our dependence on customers’ capital spending on data, communication and entertainment equipment, which could be negatively impacted by a regional or global economic downturn, among other factors; the potential impact of higher than normal inflation; concentration of sales among a limited number of customers and channel partners; risks associated with our sales through channel partners; changes to the regulatory environment in which we and our customers operate; changes in technology; industry competition and the ability to retain customers through product innovation, introduction, and marketing; changes in cost and availability of key raw materials, components and commodities and the potential effect on customer pricing and timing of delivery of products to customers; risks related to our ability to implement price increases on our products and services; risks associated with our dependence on a limited number of key suppliers for certain raw materials and components; risks related to the successful execution of CommScope NEXT and other cost saving initiatives; potential difficulties in realigning global manufacturing capacity and capabilities among our global manufacturing facilities or those of our contract manufacturers that may affect our ability to meet customer demands for products; possible future restructuring actions; the risk that our manufacturing operations, including our contract manufacturers on which we rely, encounter capacity, production, quality, financial or other difficulties causing difficulty in meeting customer demands; risks related to our indebtedness and preferred stock and the redemption, repayment and refinancing thereof in connection with the Transaction; our ability to generate cash to service our indebtedness; the ability to recognize the expected benefits of the sale of the CCS business and prior sale transactions, including the expected financial performance of the Company following the Transaction and prior sale transactions; the effect of the Transaction and prior sale transactions on the ability of the Company to retain and hire key personnel and maintain relationships with its key business partners and customers, and others with whom it does business, or on its operating results and businesses generally; the response of the Company’s competitors, creditors and other stakeholders to the Transaction and prior sale transactions; potential litigation relating to the Transaction and prior sale transactions; our ability to integrate and fully realize anticipated benefits from prior or future divestitures, acquisitions or equity investments; possible future additional impairment charges for fixed or intangible assets, including goodwill; our ability to attract and retain qualified key employees; labor unrest; product quality or performance issues, including those associated with our suppliers or contract manufacturers, and associated warranty claims; our ability to maintain effective management information technology systems and to successfully implement major systems initiatives; cyber-security incidents, including data security breaches, ransomware or computer viruses; the use of open standards; the long-term impact of climate change; significant international operations exposing us to economic risks like variability in foreign exchange rates and inflation, as well as political and other risks, including the impact of wars, regional conflicts and terrorism; our ability to comply with governmental anti-corruption laws and regulations worldwide; the impact of export and import controls and sanctions worldwide on our supply chain and ability to compete in international markets; changes in the laws and policies in the United States affecting trade, including the risk and uncertainty related to tariffs or potential trade wars and potential changes to laws and policies, that may impact our products and costs; the costs of protecting or defending intellectual property; costs and challenges of compliance with domestic and foreign social and environmental laws; the impact of litigation and similar regulatory proceedings in which we are involved or may become involved, including the costs of such litigation; the scope, duration and impact of disease outbreaks and pandemics, such as COVID-19, on our business, including employees, sites, operations, customers, supply chain logistics and the global economy; our stock price volatility; income tax rate variability and ability to recover amounts recorded as deferred tax assets; and other factors beyond our control. These and other factors are discussed in greater detail in our 2024 Annual Report on Form 10-K and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the Securities and Exchange Commission. Although the information contained in this press release represents our best judgment as of the date of this release based on information currently available and reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date made. We are not undertaking any duty or obligation to update this information to reflect developments or information obtained after the date of this press release, except to the extent required by law.

Additional Information about the Proposed Transaction and Where to Find It

This filing may be deemed solicitation material in respect of the proposed sale of the Company’s CCS business to Amphenol. In connection with the proposed transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the proxy statement and the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through the Company’s website at https://ir.commscope.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on February 26, 2025, and in its definitive proxy statement filed with the SEC on Schedule 14A on March 24, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025	COMMSCOPE HOLDING COMPANY, INC.

	By:	/s/ Kyle D. Lorentzen
Kyle D. Lorentzen
Executive Vice President and
Chief Financial Officer